Rockford Oil Corp.

Reserve Report

As of December 31, 2013

Properties in Barton, Butler, and Stafford County, Kansas

By:

James E Melland, PE, PG
Melland Engineering, Inc.
P.O. Box 841
McPherson, Kansas 67460

March 4, 2014

Executive Summary

This report states the reserves for all of Rockford Oil Corp.'s (ROC) oil and gas properties, which are located in Barton, Butler, and Stafford County, Kansas (Table 1) as of December 31, 2013. The Anderson Lease is in Barton County and consists of 160 acres, three (3) producing wells and one (1) salt water disposal well (SWD). The Asmussen lease is in Butler County and consists of 80 acres, one (1) new oil well, and one (1) SWD. The Sanders lease is in Stafford County and consists of 160 acres, two (2) producing wells and one (1) SWD well.

The reserves were estimated using decline curve analysis. For each lease, an initial production rate (IP) and annual decline rate were established to generate the production forecast curve. Using recent and historical production data, the annual decline rate for the Anderson is 18% for the first year, 10% for the second year, then 4.5% thereafter. The Asmussen was estimated to be 10.0%, and the Sanders was estimated to be 6% (Table 1).

The production forecast data was entered into a 25 year 10% discounted cash flow (10% DCF) to determine the economic reserves. The cash flow is based on a net revenue interest (NRI) of 0.1275 for the Anderson lease, 0.16 for the Asmussen lease, and 0.28000140 for the Sanders lease. An oil price of $90.44/BO was used based on the 12 month average of the NCRA Kansas Common price posting of $86.69 plus a $3.75 bonus. The expenses used are average expenses taken from the Joint Interest Billing statements for each lease.

The reserves for each lease are summarized in Table 1 below.

Table 1	**Reserve Summary Table**						
County	**Lease**	**Acres**	**Wells**	**IP, bopd**	**DR, %**	**Total PDP, BO**	**Net PDP, BO**
Barton	Anderson	160	3 oil / 1 swd	5.9	18, 10, 4.5	35,487	4,525
Butler	Asmussen	80	1 oil / 1 swd	2.95	10	8,361	1,338
Stafford	Sanders	160	2 oil / 1 swd	1.7	6	416	117
Totals						**44,264**	**5,980**

There is no gas production from any of the leases.

Abbreviations and Definitions

BO	Barrels Oil
BOPD	Barrels Oil Per Day
BOPY	Barrels Oil Per Year
Cum	Cumulative
D&A	Drilled and Abandoned (dry hole)
DCF	Discounted Cash Flow
DNOI	Discounted Net Operating Income
Gp	Gas production
IP	Initial Production Rate
J&A	Junked and Abandoned (plugged due to hole problems while drilling)
KGS	Kansas Geological Survey
LKC	Lansing - Kansas City formations
MCF	Thousand cubic feet
MCFD	Thousand cubic feet per day
Miss	Mississippian formation
NOI	Net Operating Income
Np	Oil production
NRI	Net Revenue Interest
P&A	Produced and Abandoned or Plugged and Abandoned
PDP	Proven Developed Producing reserves
PDNP	Proven Developed Non-Producing reserves
PUD	Proven UnDeveloped reserves
qa	Economic production limit
RKFD	Rockford Oil, Corp.
SWD	Salt Water Disposal
WI	Working Interest

Introduction

Rockford Oil Corp. (ROC) is the non-operator, partial owner of three oil leases located in Barton, Butler, and Stafford County, Kansas, The three leases are the only leases ROC is involved in and make up 100% of ROC's reserves. All three leases are operated by Lasso Energy LLC.

This report states the reserves for all three of leases and was prepared for Rockford Oil, Corp. (ROC) to be included as an exhibit in a filing to be made with the SEC. The effective date of the report is December 31, 2013 and was completed on March 4, 2014.

This report was prepared in accordance with the definitions and regulations contained in Rule 4-10(a) of Regulation S-X and Regulation S-K of the U.S. Securities and Exchange Commission (SEC) and conforms to the FASB Accounting Standards Codification Topic 932.

Method of Estimation

This reserve report was prepared using all the necessary procedures and methods and 100% of ROC's reserves were reviewed. Reserves were estimated using decline curve analysis, which is an appropriate method for estimating reserves in Kansas. Historical production data was downloaded from the Kansas Geological Survey (KGS) website and recent production data was obtained from the operator. The author of this report has downloaded historical production data from the KGS website for hundreds, if not

thousands, of leases and has usually found the data to be accurate and therefore appropriate for estimating reserves in Kansas. The annual production rate was plotted against time to establish a decline curve for each lease. From the decline curve, an overall historical decline rate, a forecasted decline rate, and a forecasted initial production rate (IP) was established. Current operating activities, such as stimulations, workovers, and new drills, were also used to establish the forecasted decline rate and IP. Since the leases evaluated are mature, it is assumed that the forecasted decline rate remains constant. The forecasted production data, oil prices, and expected operating and maintenance expenses were entered into a 25 year discounted cash flow economics spreadsheet to determine economic reserves.

Inherent Uncertainties of Reserve Estimates
There are three (3) main methods of estimating oil and gas reserves; 1) decline curve analysis, 2) material balance, and 3) volumetric calculations. If possible, it is best to use more than one method to reduce the uncertainty in the reserve estimates. For the typical Kansas oil reservoir, decline curve analysis is the most appropriate , if not the only, method to use. Fortunately, there are numerous oil leases in Kansas that have similar decline curves, therefore, the uncertainty is limited. The main uncertainty for Kansas leases is the fact that production rates are close to the economic limit and one major unexpected lease expense can cut the reserve life of a lease short.

Primary Economic Assumptions
An oil price of $90.44/BO was used based on the average of the 12 month prior NCRA Kansas Common price posting of $86.69 plus a $3.75 bonus observed on the Operators Run Statements. This method follows the FASB Accounting Standards Codification Topic 932. It is assumed that oil prices will stay in the $90.44/BO range throughout the life of the reserves.

The expenses used are average expenses taken from the Joint Interest Billing statements. Operating expenses were held constant throughout the life of the reserves. It was assumed that the operator has multiple properties and that some expenses are spread out amongst all properties and the total amount of the particular expense is not included for a single property, i.e. insurance.

The cost of maintenance and repairs, such as well pulls, pump changes, and workovers, was applied as a monthly per well cost, usually $200/well/month. This method is used because Kansas wells commonly go years without being pulled and it is hard to predict when a well will need to be worked on.

It is assumed, and often realized, that the abandonment cost of a lease is equal to the salvage cost of the lease equipment, therefore, abandonment cost is not included in the economics to determine reserves.

Ad Valorem taxes were not included in the cash flows.

Effects of Regulation
There are no foreseeable regulations that would affect the ability to produce the reserves listed in this report.

Reserve Report – Anderson Lease

Company: Rockford Oil Corp.
Field: Chase-Silica, Barton County, Kansas
Lease: **Anderson** 160 Acres NW/4 28-20S-12W
Producing Zone: Arbuckle

Well	Spot	API#	Type-Status	Prime Mover
#4	**NW SW NW**	**15-009-07395-0001**	**OIL**	**Electric**
#7	**NE SE NW**	**15-009-12231**	**OIL**	**Electric**
#8	**SW SE NW**	**15-009-05244-0001**	**SWD**	
#9	**E2 SE NW**	**15-009-25773**	**OIL-NEW 2012**	**Electric**
#1	SW NW NW Oil	15-009-00299	OIL-P&A	
#2	SE NW NW Oil	15-009-07394	OIL-P&A	
#3	NE NW NW	15-009-05638	D&A	
#5	NE SW NW	15-009-05795	D&A	
#6	SE SE NW	15-009-75883	OIL-P&A	

The Anderson lease has been producing from the Arbuckle formation since 1956. As of yearend 2013, it has produced 359,601 BO from six (6) wells. Currently, there are three (3) active producers, the #4, #7, and #9, and a salt water disposal well, the #8. The #9 well was drilled in November 2012 and the #4 well was reworked in 2012, together increasing oil production from approximately 2.5 BOPD to 10+BOPD. The lease averaged 7.1 BOPD for year 2013, and the current production rate is approximately 6.0 BOPD.

Recent production data was used to establish a first year annual decline rate of 18% and a second year annual decline rate of 10%. Historic annual production data was used to establish an annual decline rate of 4.5% for the remaining life of the lease. The 18% decline rate was applied to the 2013 annual production rate of 2581 BO to estimate the forecast IP rate at 2156 BO (5.9 BOPD).

Rockford owns 0.15 WI and 0.1275 NRI.

<u>Oil</u>

Total PDP:	35,487 BO
Net PDP:	4,525 BO (net)
PDNP:	0 BO - All developed reserves are producing.
PUD:	Unknown/ Under Study - there are potential additional drilling locations in the Arbuckle and potential pay behind pipe in the Lansing - Kansas City.

Reserve Report – Asmussen Lease

Company: Rockford Oil Corp.
Field: Asmussen, Butler County, Kansas
Lease: **Asmussen** 80 Acres W/2 SE/4 16-29S-4E
Producing Zone: Arbuckle

Well	Spot	API#	Type-Status	Lift / Prime Mover
#16-1	E2 NW NW SE	15-015-23749-0001	SWD	
#16-3	SE NW NW SE	15-015-23975	Oil (7/8/13)	Conv, Electric
#5	NW SW SE	15-015-21205	SWD	
#16-2	S2 NW NW SE	15-015-23777	P&A (7/2/13)	
#1	NW NW SE	15-015-70292	OIL-P&A	
#1	NW NW SE	15-015-00285	OIL? (Now 16-1?)	
#2	SW NW SE	15-015-78230	Oil-P&A	
#3	NE NW SE	15-015-78231	OIL-P&A	
#4	SW SE	15-015-78232	SWD-P&A	
#6	NW NW SE	15-015-23136	OTHER	

The Asmussen lease has been producing from the Arbuckle formation since 1965. The production data reported on the KGS website was listed under two leases, the Amussen (1956 - 1989) and the Asmussen 16-1 (2008 - 2013). The total production as of yearend 2013 is 242,842 BO. There is one producing oil well, #16-3, one owned and operated disposal well, #16-1 SWD, and one non-operated disposal well, #5 SWD.

The Asmussen lease was reactivated in 2008 by drilling the 16-1 oil well in October 2007 and drilling the 16-2 oil well in May 2008. The 16-1 well IP'd at 16 BOPD and produced 5 BOPD for the rest of 2008. The lease had a maximum production rate of 29 BOPD in February 2009 and quickly declined to 5 BOPD by December 2009. The production rate leveled off at 2.5 BOPD in 2012..The produced water was disposed of in the neighboring non-operated #5 SWD well, but the disposal rate was limited which in turn limited the oil production rate. Field testing showed that the 16-2 well could produce more oil than the 16-1 and 16-2 combined if it was produced without the disposal limit. In July 2012, the lower producing 16-1 oil well was converted to a disposal well to increase the disposal capacity. When the 16-2 well was pumped at a higher rate, the bottom hole plugs below the producing zone began to fail and water from deeper tested zones invaded the well.

The 16-2 well was plugged in July 2013 and the 16-3 well was drilled and completed in August 2013. The first oil sold was in November 2013. Using recent production data, an IP of 1,080 BOPY (3 BOPD) was established for the forecasted production curve. Using historical production data, an annual decline rate of 10% was established.

Rockford owns 0.20 WI and 0.160 NRI.

<u>Oil</u>

Total PDP:	8,361 BO
Net PDP:	1,338 BO
PDNP:	0 BO
PUD:	0 BO

Reserve Report – Sanders Lease

Company: Rockford Oil Corp.
Field: Seevers Northwest, Stafford County, Kansas
Lease **Sanders** 160 acres NW/4 1-25S-14W

Well	Spot	API#	Type-Status	Prime Mover
3	**SE NW NW**	**15-185-13136-0002**	**SWD-Active**	
5	**NE NE NW**	**15-185-19025-0001**	**OIL-Active**	**Electric**
6	**SE NE NW**	**15-185-19026-0001**	**OIL-Active**	**Electric**
1	NE NW NW	15-185-00477-0001	EOR-P&A	
2	NW NE NW	15-185-19002-0001	OIL-P&A	
4	NW SW NW	15-185-19003-0001	OIL-P&A	
7	NW SE NW	15-185-20922	D&A	
J.E. 1	SE SE NW	15-185-00894	D&A	

The Sanders lease has been producing from the Mississippian since 1965. As of yearend 2013, it has produced 441,941 BO from six (6) wells. Early in the life of the lease, wells 1 through 6 were oil producers. Wells 1 and 3 were converted to injection wells, either for enhanced oil recovery or disposal. Wells 2 and 4 were plugged and abandoned. Wells 5 and 6 are active producers, and well 3 is a salt water disposal well.

Historic production data was used to establish an annual decline rate of 6.0%. The decline rate was applied to the 2013 production rate of 659 BOPY to establish the forecast IP rate of 621 BOPY (1.7 BOPD).

Rockford owns 0.35 WI and 0.28000140 NRI.

<u>Oil</u>
Total PDP: 416 BO
Net PDP: 117 BO
PDNP: 0 BO
PUD: 0 BO

Summary of Conclusions
The net proved developed producing (PDP) reserves for the Anderson Lease in Barton County, Kansas are 4,525 BO. The net PDP reserves for the Asmussen Lease in Butler County, Kansas are 1,338 BO. The net PDP reserves for the Sanders Lease in Stafford County, Kansas are 117 BO.

Table 2	**Reserve Table**		
Reserve Category		**Net Reserves**	
		Oil (bbls)	Natural Gas (mcf)
PROVED			
Developed:			
	Barton County - Anderson Lease	4,525	0
	Butler County - Asmussen Lease	1,338	0
	Stafford County, Sanders Lease	117	0
	Total Proved Developed	**5,980**	**0**
Undeveloped:			
	Barton County - Anderson Lease	0	0
	Butler County - Asmussen Lease		0
	Stafford County, Sanders Lease	0	0
	Total Proved Undeveloped	**0**	**0**
TOTAL PROVED		**5,980**	**0**

There is no gas production from any of the leases.

Qualification Statement
The author of this report, James E. Melland, is a licensed Professional Petroleum Engineer in California (#P1806) and Kansas (#17848), a licensed Professional Geologist in California (#7166), has a Bachelors of Science degree in Geological Engineering from the University of Missouri-Rolla, and has over twenty-five (25) years of geological and petroleum engineering experience in the oil and gas industry.

James E. Melland — 3/4/2014

James E. Melland, PE, PG — Date

APPENDIX A

FIGURES

Figure 1	Anderson Lease Map
Figure 2	Anderson Production Chart
Figure 3	Anderson Cash Flow
Figure 4	Asmussen Lease Map
Figure 5	Asmussen Production Chart
Figure 6	Asmussen Cash Flow
Figure 7	Sanders Lease Map
Figure 8	Sanders Production Chart
Figure 9	Sanders Cash Flow


Anderson #3
Anderson
Anderson #1
Anderson #2
SWD
Anderson #4
Anderson #5
Anderson #7
Anderson #9
Anderson #8
Anderson #6
28
Lydia #2
Rockford Oil Corp.
Anderson Lease
Base Map
0
743
FEET
WELL SYMBOLS
Oil Well
Dry Hole
Injection Well
Oil well - P&A
SWD-P&A
REMARKS
"Some well symbols may not be accurate."
February 28, 2014

PETRA 2/28/2014 10:25:14 AM

Figure 1


Anderson
28-20S-12W
BOPY
Match1
Owells
Forecasted Production
100,000
10,000
1,000
100
10
1
6
5
4
3
2
1
0
BOPY
#Wells
Year
1956
1959
1962
1965
1968
1971
1974
1977
1980
1983
1986
1989
1992
1995
1998
2001
2004
2007
2010
2013
2016
2019
2022
2025
2028
2031
2034
2037

Figure 2

Meiland Engineering, Inc. - Discounted Cash Flow - Annual Production Data

Lease : Anderson -- Barton County
Well: #4, #7, #9 & #8 SWD
Prod Fm: Arbuckle

Royalty	0.15000000
100% WI %	0.85000000
WI %	0.15000000
NRI	0.12750000

Oil Price	$90.44
Gas Price	$ 5.00

					Net Revenue			WI	WI	Disc NOI	Cum DNOI
Yr #	Year	# Wells #	Np BOPY	Gp MCFD	Oil $ US	Gas $ US	Total $ US	Total Expenses $ US	NOI BFIT $ US	10% $ US	10% $ US
0	2013	3	2,581	0						0	0
1	2014	3	2,156	0	24,864	0	24,864	6,950	17,913	17,080	17,080
2	2015	3	1,951	0	22,498	0	22,498	6,948	15,550	13,479	30,558
3	2016	3	1,865	0	21,508	0	21,508	6,946	14,561	11,474	42,032
4	2017	3	1,783	0	20,561	0	20,561	6,945	13,616	9,754	51,786
5	2018	3	1,705	0	19,657	0	19,657	6,944	12,712	8,279	60,065
6	2019	3	1,630	0	18,792	0	18,792	6,943	11,848	7,015	67,079
7	2020	3	1,558	0	17,965	0	17,965	6,942	11,022	5,932	73,011
8	2021	3	1,489	0	17,174	0	17,174	6,941	10,233	5,007	78,018
9	2022	3	1,424	0	16,419	0	16,419	6,940	9,478	4,216	82,234
10	2023	3	1,361	0	15,696	0	15,696	6,940	8,756	3,541	85,775
11	2024	3	1,301	0	15,005	0	15,005	6,939	8,067	2,965	88,740
12	2025	3	1,244	0	14,345	0	14,345	6,938	7,407	2,475	91,215
13	2026	3	1,189	0	13,714	0	13,714	6,937	6,777	2,059	93,274
14	2027	3	1,137	0	13,110	0	13,110	6,937	6,174	1,705	94,979
15	2028	3	1,087	0	12,534	0	12,534	6,936	5,598	1,405	96,385
16	2029	3	1,039	0	11,982	0	11,982	6,935	5,047	1,152	97,537
17	2030	3	993	0	11,455	0	11,455	6,935	4,520	938	98,475
18	2031	3	950	0	10,951	0	10,951	6,934	4,017	758	99,232
19	2032	3	908	0	10,469	0	10,469	6,933	3,536	606	99,839
20	2033	3	868	0	10,008	0	10,008	6,933	3,075	479	100,318
21	2034	3	830	0	9,568	0	9,568	6,932	2,636	374	100,692
22	2035	3	793	0	9,147	0	9,147	6,932	2,215	285	100,977
23	2036	3	758	0	8,744	0	8,744	6,931	1,813	212	101,190
24	2037	3	725	0	8,360	0	8,360	6,931	1,429	152	101,342
25	2038	3	693	0	7,992	0	7,992	6,930	1,061	103	101,444
Total			31,438		362,516	0	362,516	173,454	189,062	101,444	

qa 511 Npa 4,049

Total Reserves	35,487
NRI Reserves	4,525

Figure 3


16
Amussen
16-1
16-2
16-3
Rockford Oil Corp
Amussen
Butler County, Kansas
16-29S-4E
Base Map
0
518
FEET
WELL SYMBOLS
Oil Well
Dry Hole
Injection Well
Oil well - P&A
Other P&A
SWD-P&A
By: James E. Melland, PE, PG
February 28, 2014

Figure 4

PETRA 2/28/2014 4:08:48 PM



Asmussen 16-1
Recent Historical and Forecasted
Annual Production
16-29S-4E
BOPY
BOPD
#wells
Forecasted Production
BOPY / BOPD
#Wells
Year
1,000
100
10
1
0
20
18
16
14
12
10
8
6
4
2
0
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038

Figure 5

Melland Engineering, Inc. - Discounted Cash Flow - Annual Production Data

Lease : Asmussen Lease - Butler County, Kansas

Well: #16-3 oil, #16-1 SWD

Prod Fm: Arbuckle

Royalty	0.20000000
100% WI %	0.80000000
WI %	0.20000000
NRI	0.16000000

Oil Price	$ 90.44
Gas Price	$ 5.00

					Net Revenue			WI	WI	Disc NOI	Cum DNOI
Yr #	Year	# Wells #	Np BOPY	Gp MCFD	Oil $ US	Gas $ US	Total $ US	Total Expenses $ US	NOI BFIT $ US	10% $ US	10% $ US
0	2013	1	238	0						0	0
1	2014	1	1,080	0	15,628	0	15,628	4,412	11,216	10,694	10,694
2	2015	1	977	0	14,141	0	14,141	4,410	9,731	8,435	19,129
3	2016	1	884	0	12,795	0	12,795	4,408	8,387	6,609	25,738
4	2017	1	800	0	11,578	0	11,578	4,407	7,171	5,137	30,875
5	2018	1	724	0	10,476	0	10,476	4,405	6,071	3,953	34,828
6	2019	1	655	0	9,479	0	9,479	4,404	5,075	3,005	37,833
7	2020	1	593	0	8,577	0	8,577	4,403	4,174	2,246	40,079
8	2021	1	536	0	7,761	0	7,761	4,402	3,359	1,643	41,723
9	2022	1	485	0	7,022	0	7,022	4,401	2,621	1,166	42,889
10	2023	1	439	0	6,354	0	6,354	4,400	1,954	790	43,679
11	2024	1	397	0	5,749	0	5,749	4,399	1,350	496	44,175
12	2025	1	360	0	5,202	0	5,202	4,399	804	269	44,444
13	2026	1	325	0	4,707	0	4,707	4,398	309	94	44,537
14	2027	1	294	0	4,259	0	4,259	4,397	0	0	44,537
15	2028	1	266	0	3,854	0	3,854	4,397	0	0	44,537
16	2029	1	241	0	3,487	0	3,487	4,396	0	0	44,537
17	2030	1	218	0	3,155	0	3,155	4,396	0	0	44,537
18	2031	1	197	0	2,855	0	2,855	4,396	0	0	44,537
19	2032	1	179	0	2,583	0	2,583	4,395	0	0	44,537
20	2033	1	162	0	2,337	0	2,337	4,395	0	0	44,537
21	2034	1	146	0	2,115	0	2,115	4,395	0	0	44,537
22	2035	1	132	0	1,914	0	1,914	4,394	0	0	44,537
23	2036	1	120	0	1,732	0	1,732	4,394	0	0	44,537
24	2037	1	108	0	1,567	0	1,567	4,394	0	0	44,537
25	2038	1	98	0	1,418	0	1,418	4,394	0	0	44,537
Total			10,417		150,744	0	150,744	109,990	62,222	44,537	

qa	304	Npa	(2,057)
Total Reserves			8,361
NRI Reserves			1,338

Figure 6


Sanders
25S-14W
Rockford Oil Corp.
Sanders Lease
1-25S-14W
Stafford County, Kansas
0
980
FEET
WELL SYMBOLS
Plugged EOR
Oil Well
Oil & Gas Well
Dry Hole
Injection Well
Oil well - P&A
Gas-P&A
EOR-Waterflood
Inj-P&A
O&G-P&A
March 3, 2014

PETRA 3/3/2014 2:16:09 PM

Figure 7


Sanders
NW/4 1-25S-14W
BOPY
BOPD
Match1
OIL_WELLS
Forecasted Production
BOPY / BOPD
Wells
Year
1,000,000
100,000
10,000
1,000
100
10
1
0
7
6
5
4
3
2
1
0
1965
1967
1969
1971
1973
1975
1977
1979
1981
1983
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
2021
2023
2025
2027
2029
2031
2033
2035

Figure 8

Melland Engineering, Inc. - Discounted Cash Flow - Annual Production Data

Lease : Sanders – Stafford County

Well: #5 & 6, #3 SWD

Prod Fm: Mississippian

Royalty	0.19999600
100% WI %	0.80000400
WI %	0.35000000
NRI	0.28000140

Oil Price	$ 90.44
Gas Price	$ 5.00

					Net Revenue			WI	WI	Disc NOI	Cum DNOI
Yr #	Year	# Wells #	Np BOPY	Gp MCFD	Oil $ US	Gas $ US	Total $ US	Total Expenses $ US	NOI BFIT $ US	10% $ US	10% $ US
0	2013	2	659	0						0	0
1	2014	2	621	0	15,716	0	15,716	15,686	30	29	29
2	2015	2	584	0	14,801	0	14,801	15,685	0	0	29
3	2016	2	550	0	13,939	0	13,939	15,684	0	0	29
4	2017	2	518	0	13,127	0	13,127	15,683	0	0	29
5	2018	2	488	0	12,363	0	12,363	15,682	0	0	29
6	2019	2	460	0	11,643	0	11,643	15,681	0	0	29
7	2020	2	433	0	10,965	0	10,965	15,680	0	0	29
8	2021	2	408	0	10,326	0	10,326	15,679	0	0	29
9	2022	2	384	0	9,725	0	9,725	15,678	0	0	29
10	2023	2	362	0	9,159	0	9,159	15,678	0	0	29
11	2024	2	341	0	8,625	0	8,625	15,677	0	0	29
12	2025	2	321	0	8,123	0	8,123	15,676	0	0	29
13	2026	2	302	0	7,650	0	7,650	15,676	0	0	29
14	2027	2	284	0	7,204	0	7,204	15,675	0	0	29
15	2028	2	268	0	6,785	0	6,785	15,675	0	0	29
16	2029	2	252	0	6,390	0	6,390	15,674	0	0	29
17	2030	2	238	0	6,018	0	6,018	15,674	0	0	29
18	2031	2	224	0	5,667	0	5,667	15,673	0	0	29
19	2032	2	211	0	5,337	0	5,337	15,673	0	0	29
20	2033	2	198	0	5,026	0	5,026	15,672	0	0	29
21	2034	2	187	0	4,734	0	4,734	15,672	0	0	29
22	2035	2	176	0	4,458	0	4,458	15,672	0	0	29
23	2036	2	166	0	4,198	0	4,198	15,671	0	0	29
24	2037	2	156	0	3,954	0	3,954	15,671	0	0	29
25	2038	2	147	0	3,724	0	3,724	15,671	0	0	29
Total			8,279		209,657	0	209,657	391,914	30	29	

qa 619 Npa	(7,863)
Total Reserves	416
NRI Reserves	117

Figure 9